PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus Supplement and Prospectus                          Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:   2010


                            Merrill Lynch & Co., Inc.


                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:       $70,000,000


CUSIP Number:           59018Y BA8


Interest Rate:          7.07000%


Original Issue Date:    August 24, 2000


Stated Maturity Date:   August 26, 2002


Interest Payment Dates: Each  February  26th  and  August  26th,  commencing  on
                        February 26th, 2001, subject to Modified Following Business Day Convention.

Repayment at the Option
of the Holder:          The Notes cannot be repaid prior to the Stated  Maturity
                        Date.

Redemption at the Option
of the Company:         The  Notes  cannot  be  redeemed  prior  to  the  Stated
                        Maturity Date.


Form:                   The  Notes  are   being   issued  in  fully   registered
                        book-entry form.


Trustee:                The Chase Manhattan Bank